575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel www.kattenlaw.com

Richard D. Marshall richard.marshall@kattenlaw.com 212.940.8765 direct 212.940.8776 fax

October 28, 2016

E.I.I. Realty Securities Trust

640 Fifth Avenue, 8th Floor

New York, New York 10019

Re:	E.I.I. Realty Securities Trust File No. 333-45959

Dear Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 33 under the Securities Act of 1933 (the “Securities Act”) and Amendment No. 35 under the Investment Company Act of 1940 (the “1940 Act”) to the Registration Statement No. 333-45959 on Form N-1A. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

Katten Muchin Rosenman LLP

AUSTIN CENTURY CITY CHARLOTTE CHICAGO HOUSTON IRVING LOS ANGELES
NEW YORK ORANGE COUNTY SAN FRANCISCO BAY AREA SHANGHAI WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

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